UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2006 (August 30, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)
000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On August 30, 2006, National Penn Bancshares, Inc. (“National Penn”) and Chubb & Son, a division of Federal Insurance Company (“Chubb”), a member of The Chubb Group of Insurance Companies, entered into a final settlement of the insurance claim filed by National Penn with Chubb, with respect to the loan fraud disclosed by National Penn in its Annual Report on Form 10-K for 2004. As previously reported by National Penn, National Penn and Chubb entered into a partial settlement of the insurance claim, and Chubb paid National Penn approximately $398,000 under that partial settlement, in first quarter 2006.

The final settlement provides for:

•	Final and irrevocable settlement and release of National Penn’s claims under the insurance policy relating to the loan fraud.

•	Payment by Chubb to National Penn of $2,325,000 as follows: $1,000,000 not later than August 31, 2006, and $1,325,000 on or about October 2, 2006.

•	Assignment by National Penn of substantially all of its rights, remedies and claims against third parties relating to the loan fraud.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	August 31 , 2006	By:	/s/ Wayne R. Weidner
			Name:	Wayne R. Weidner
			Title:	Chairman and CEO